UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

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TRI-CONTINENTAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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225 Franklin Street

Boston, Massachusetts 02110

Toll-Free Telephone (800) 345-6611

Notice of Annual Meeting of Stockholders

to be held on April 13, 2015

To the Stockholders:

The 85th Annual Meeting of Stockholders (the “Meeting”) of Tri-Continental Corporation, a Maryland corporation (the “Corporation”), will be held at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, on April 13, 2015, at 9 a.m., local time, for the following purposes:

(1)	To elect one Director to hold office until the 2017 Annual Meeting of Stockholders and to elect three Directors, each to hold office until the 2018 Annual Meeting of Stockholders, and all until their successors are elected and qualify;

(2)	To consider a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm; and

(3)	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof, including acting upon one Stockholder proposal presented under the heading “Other Matters” in the Proxy Statement accompanying this Notice, if the proposal is brought before the Meeting;

all as more fully set forth in the Proxy Statement accompanying this Notice. You will need proof of record ownership of the Corporation’s stock to enter the Meeting or, if your shares are held in street name, a proxy from the record holder.

The close of business on February 26, 2015 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

Your vote is very important. Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote by promptly signing, dating and returning the enclosed Proxy Card, or by authorizing your proxy by telephone or the Internet as described in the enclosed Proxy Card. In addition, you may be able to authorize your proxy by telephone through the Corporation’s proxy solicitor.

If you have any questions or need additional information, please contact Georgeson Inc., the Corporation’s proxy solicitor, at 480 Washington Blvd, 26th Floor, Jersey City, New Jersey 07310, or by telephone at 1-888-613-3524.

By order of the Board of Directors,

Ryan C. Larrenaga

Secretary

Dated: Boston, MA, March 4, 2015

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN.

You may authorize your proxy by telephone, the Internet, or by completing, dating and signing the enclosed Proxy Card, and returning it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense of further solicitation, we ask your cooperation in authorizing your proxy promptly by telephone, the Internet, or by mailing the enclosed Proxy Card.

March 4, 2015

225 Franklin Street

Boston, Massachusetts 02110

PROXY STATEMENT

Annual Meeting of Stockholders to be held on April 13, 2015

This Proxy Statement is furnished to you in connection with the solicitation of proxies by Tri-Continental Corporation, a Maryland corporation (“Tri-Continental” or the “Corporation”), to be used at the 85th Annual Meeting of Stockholders (the “Meeting”) to be held at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, on April 13, 2015 at 9 a.m., local time. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about March 9, 2015.

If you properly authorize your proxy by the Internet or telephonically or by executing and returning the enclosed Proxy Card, and your proxy is not subsequently revoked, your votes will be cast at the Meeting, and any postponement or adjournment thereof. If you give instructions, your votes will be cast in accordance with your instructions. If you return your signed Proxy Card without instructions, your votes will be cast (i) FOR the election of the four Directors named in Proposal 1, (ii) FOR the ratification of the selection of an independent registered public accounting firm for the Corporation (Proposal 2) and (iii) AGAINST the Stockholder proposal (Proposal 3). Your votes will be cast in the discretion of the Proxy holders on any other matter that may properly have come before the Meeting and any postponement or adjournment thereof, including, but not limited to, proposing and/or voting on the adjournment or postponement of the Meeting with respect to one or more Board proposals in the event that sufficient votes in favor of any Board proposal are not received. If you execute, date and submit a proxy card that is received by the Corporation prior to the Meeting, you may revoke that proxy or change it by written notice to the Corporation (Attention: Secretary) by submitting a subsequently executed and dated proxy card, by authorizing your proxy by telephone or Internet on a later date or by attending the Meeting and casting your vote in person. If you authorize your proxy by telephone or through the Internet, you may revoke it by authorizing a subsequent proxy by telephone or Internet, by completing, signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy authorization or by attending the Meeting and casting your vote in person. Attending the Meeting will not automatically revoke your prior proxy.

The close of business on February 26, 2015 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock (the “Preferred Stock”), each share being entitled to two votes, and 60,946,275 shares of common stock, par value $0.50 (the “Common Stock”), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum. For purposes of the vote on the election of each nominee for Director (Proposal 1), abstentions and broker non-votes, if any, with respect to a Director will have the same effect as a vote against that Director. For purposes of the vote on ratification of the selection of an independent registered public accounting firm (Proposal 2) and the vote on the Stockholder proposal (Proposal 3), abstentions and broker non-votes, if any, will have no effect on the result of the votes.

The presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of any Board proposal (including the election of each of the Board’s nominees for Director) are not received and tabulated prior to the time the Meeting is called to order, the chairman of the Meeting may adjourn the Meeting with no notice other than an announcement at the Meeting and further solicitation may be made with respect to such Board proposal. If a vote to adjourn the Meeting with respect to one or more of the Board’s proposals is called, the votes of Stockholders indicating a vote for, or not providing instructions with respect to, a Board proposal in their Proxies will be cast for adjournment with respect to that proposal and votes of Stockholders indicating a vote against such a Board proposal will be cast against adjournment with respect to that proposal.

Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Manager”), a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise Financial”), is the investment manager of the Corporation. Columbia Management also serves as administrative services agent to the Corporation and provides or compensates others to provide administrative services to the Corporation and the other funds in the Columbia Family of Funds. Columbia Management is located at 225 Franklin Street, Boston, Massachusetts 02110, and Ameriprise Financial is located at 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

Columbia Management Investment Services Corp. (“CMIS”) serves as the Corporation’s stockholder servicing agent. CMIS is an affiliate of Columbia Management. The principal address of CMIS is 225 Franklin Street, Boston, Massachusetts 02110. The Corporation will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any Stockholder upon request by calling 1-800-345-6611.

If you have elected to receive one Proxy Statement for all accounts maintained by members of your household, the Corporation will deliver promptly upon written or oral request to CMIS at Tri-Continental Corporation, P.O. Box 8099 Boston, Massachusetts 02266-8099 or the telephone number provided in the preceding paragraph, a separate copy of the Proxy Statement for a separate account. If you are currently receiving multiple copies of the Proxy Statement and wish, in the future, to receive only one copy for all accounts maintained by members of your household, please contact the Corporation at 1-800-345-6611. If you maintain your Corporation account through a financial intermediary and wish to make a change to the number of Proxy Statements received by you and members of your household, you must contact that financial intermediary.

Proposal 1

Election of Directors

The Corporation’s stockholders elect members of the Corporation’s Board of Directors (the “Board”) that oversee the Corporation’s operations. The Board is presently comprised of nine Directors. Under the current Board policy, members generally serve until the end of the calendar year in which he or she reaches either the mandatory retirement age established by the Board or the fifteenth anniversary of the first Board meeting they attended as a member of the Board. The Board is divided into three classes, each of which currently consists of three Directors. Members of each class hold office for a term of three years and until their successors are elected and qualify. The term of one class expires each year.

At the Meeting, four Directors are to be elected. Mr. William Hawkins, whose term will expire in 2017, and Mses. Kathleen Blatz, Pamela G. Carlton, and Alison Taunton-Rigby, each of whose current term will expire at the 2015 Meeting, have been unanimously recommended by the Board Governance Committee of the Board and the Board for election to their respective class until the expiration of their term and when their successors are elected and qualify. The holders of the Corporation’s Common Stock and Preferred Stock vote together as a single class on the election of directors.

It is the intention of the persons named in the accompanying form of Proxy to nominate and to cast your votes for the election of each of Mses. Blatz, Carlton, and Taunton-Rigby and Mr. Hawkins. Mses. Blatz, Carlton, and Taunton-Rigby were last elected by Stockholders at the 2012 Annual Meeting. Mr. Hawkins was unanimously elected by the Board to serve as a member of the Board effective March 2, 2015, filling a seat vacated by Mr. Stephen R. Lewis, Jr. upon his retirement from the Board on January 1, 2015. Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Corporation, but if that should occur before the Meeting, votes will be cast for the persons the Board Governance Committee and the Board recommend.

Background information regarding Mses. Blatz, Carlton, and Taunton-Rigby and Mr. Hawkins, as well as the other Directors of the Corporation, follows. Each member, except Mr. Truscott, currently oversees 132 portfolios in the Columbia Family of Funds managed by Columbia Management, including the Corporation, with Mr. Truscott overseeing 189 portfolios.

Name, Address, Year of Birth	Term of Office if Elected and Length of Time Served for Corporation	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Present or Past (within past 5 years) Other Directorships	Committee Memberships
Independent Director Nominees

Kathleen Blatz 901 S. Marquette Ave. Minneapolis, MN 55402 1954	2015-2018; Board member since November 2008	Attorney, specializing in arbitration and mediation; Chief Justice, Minnesota Supreme Court, 1998-2006; Associate Justice, Minnesota Supreme Court, 1996-1998; Fourth Judicial District Court Judge, Hennepin County, 1994-1996; Attorney in private practice and public service, 1984-1993; State Representative, Minnesota House of Representatives, 1979-1993, which included service on the Tax and Financial Institutions and Insurance Committees	Other funds in the Columbia Family of Funds since 2006; Trustee, BlueCross BlueShield of Minnesota since 2009	Board Governance, Compliance, Contracts, Executive, Investment Review

Pamela G. Carlton 901 S. Marquette Ave. Minneapolis, MN 55402 1954	2015-2018; Board member since November 2008	President, Springboard- Partners in Cross Cultural Leadership (consulting company) since 2003; Managing Director of US Equity Research, JP Morgan Chase, 1999-2003; Director of US Equity Research, Chase Asset Management, 1996- 1999; Co-Director Latin America Research, Morgan Stanley, 1993-1996; COO Global Research, Morgan Stanley, 1992-1996; Co-Director of US Research, Morgan Stanley, 1991-1992; Investment Banker, Morgan Stanley, 1982-1991	Other funds in the Columbia Family of Funds since 2007	Audit, Executive, Investment Review

Name, Address, Year of Birth	Term of Office if Elected and Length of Time Served for Corporation	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Present or Past (within past 5 years) Other Directorships	Committee Memberships

William A. Hawkins 901 S. Marquette Ave. Minneapolis, MN 55402 1942	2015-2017; Board member since March 2015	Managing Director, Overton Partners (financial consulting) since August 2010; President and Chief Executive Officer, California General Bank, N.A., January 2008-August 2010	Trustee, BofA Funds Series Trust (11 funds); other funds in the Columbia Family of Funds since 2005	Audit, Compliance, Executive, Investment Review

Alison Taunton-Rigby 901 S. Marquette Ave. Minneapolis, MN 55402 1944	2015-2018; Board member since November 2008	Managing Director, Forester Biotech (consulting) since 2001; Chief Executive Officer and Director, RiboNovix, Inc. (biotechnology), 2003-2010; President and Chief Executive Officer of CMT Inc., 2001-2003; Aquila Biopharmaceuticals Inc., 1996-2000; Cambridge Biotech Corporation, 1995-1996; Mitotix Inc., 1993-1994	Director, Healthways, Inc. (health and well-being solutions) since 2005; Director, ICI Mutual Insurance Company since 2011; Director, Abt Associates (government contractor) since 2001; Director, Boston Children’s Hospital since 2002; other funds in the Columbia Family of Funds since 2002	Audit, Board Governance, Investment Review

Other Directors

The other Directors of the Corporation who are not standing for election in 2015 are:

Name, Address, Year of Birth	Term of Office and Length of Time Served for Corporation	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Present or Past (within past 5 years) Other Directorships	Committee Memberships
Independent Directors

William P. Carmichael 901 S. Marquette Ave. Minneapolis, MN 55402 1943	2014-2016; Board member and Chair of the Board since January 2014	Retired; Co-founder, The Succession Fund (provides exit strategies to owners of privately held companies), 1998-2007; Adjunct Professor of Finance, Kelley School of Business, Indiana University, 1993-2007; Senior Vice President, Sara Lee Corporation, 1991-1998; Senior Vice President and Chief Financial Officer, Beatrice Foods Company, 1984-1990; Vice President, Esmark, Inc., 1973-1984; Associate, Price Waterhouse, 1968-1972

Director, Cobra Electronics Corporation (electronic equipment manufacturer); The Finish Line (athletic shoes and apparel) since July 2003; Director, International Textile Corp. since 2012; former Director, McMoRan Exploration Company (oil and gas exploration and development), 2010-2013; former Trustee, BofA Funds Series Trust (11 funds), 2009-2011; Director, Spectrum Brands, Inc. (consumer products), 2002-2009; Director, Simmons Company (bedding), 2004-2010; other funds in the Columbia Family of Funds since 2003

Board Governance, Compliance, Contracts, Executive, Investment Review

Name, Address, Year of Birth	Term of Office and Length of Time Served for Corporation	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Present or Past (within past 5 years) Other Directorships	Committee Memberships

Patricia M. Flynn 901 S. Marquette Ave. Minneapolis, MN 55402 1950	2014-2017; Board member since November 2008	Trustee Professor of Economics and Management, Bentley University since 1976 (also teaches and conducts research on corporate governance); Dean, McCallum Graduate School of Business, Bentley University, 1992-2002	Other funds in the Columbia Family of Funds since 2004	Audit, Compliance, Investment Review

Catherine James Paglia 901 S. Marquette Ave. Minneapolis, MN 55402 1952	2014-2017; Board member since November 2008	Director, Enterprise Asset Management, Inc. (private real estate and asset management company) since September 1998; Managing Director and Partner, Interlaken Capital, Inc., 1989-1997; Managing Director, Morgan Stanley, 1982-1989; Vice President, Investment Banking, 1980-1982, Associate, Investment Banking, 1976-1980, Dean Witter Reynolds, Inc.	Director, Valmont Industries, Inc. (irrigation systems manufacturer) since 2012; Trustee, Carleton College (on the Investment Committee); Trustee, Carnegie Endowment for International Peace (on the Investment Committee); Other funds in the Columbia Family of Funds since 2004	Board Governance, Contracts, Executive, Investment Review

Leroy C. Richie 901 S. Marquette Ave. Minneapolis, MN 55402 1941	2013-2016; Board member since 2000	Counsel, Lewis & Munday, P.C. (law firm) since 2004; Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation, 1993-1997

Lead Outside Director, Digital Ally, Inc. (digital imaging) since

September 2005; Director, Infinity, Inc. (oil and gas exploration and production) since 1994; Director, OGE Energy Corp. (energy and energy services) since November 2007; Other funds in the Columbia Family of Funds since 2000

Compliance, Contracts, Investment Review

Name, Address, Year of Birth	Term of Office and Length of Time Served for Corporation	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Present or Past (within past 5 years) Other Directorships	Committee Memberships
Interested Director*

William F. Truscott 53600 Ameriprise Financial Center Minneapolis, MN 55474 1960	2013-2016; Board member and Senior Vice President since November 2008

Chairman of the Board and President, Columbia Management Investment Advisers, LLC since May 2010 and February 2012, respectively (previously President, and Chief Investment Officer, 2001-April 2010); Chief Executive Officer, Global Asset Management, Ameriprise Financial, Inc. since September 2012

(previously Chief Executive Officer, U.S. Asset Management & President, Annuities, May 2010-September 2012 and President — U.S. Asset Management and Chief Investment Officer, 2005-April 2010); Director and Chief Executive Officer, Columbia Management Investment Distributors, Inc. since May 2010 and February 2012, respectively (previously Chairman of the Board and Chief Executive Officer, 2006-April 2010); Chairman of the Board and Chief Executive Officer, Riversource Distributors, Inc. since 2006; Director, Threadneedle Asset Management Holdings, SARL since 2014; President and Chief Executive Officer, Ameriprise Certificate Company, 2006-August 2012

			Other funds in the Columbia Family of Funds since 2001; former Director, Ameriprise Certificate Company, 2006-January 2013	None

*	Interested person by reason of being an officer, director, security holder and employee of Columbia Management and/or Ameriprise Financial.

Beneficial Ownership of Shares of the Corporation and Columbia Family of Funds

As of December 31, 2014, each Director (and Nominee) beneficially owned shares of the Corporation and other investment companies in the Columbia Family of Funds as follows:

Name of Director/Nominee	Dollar Range of Equity Securities Owned by Director or Nominee of the Corporation	Aggregate Dollar Range of Equity Securities Owned by Director or Nominee of All Funds Overseen by Director or Nominee of Columbia Family of Funds
Independent Directors/Nominees
Kathleen Blatz	$1-$10,000	Over $100,000
Pamela G. Carlton	$1-$10,000	Over $100,000
William P. Carmichael	$1-$10,000	Over $100,000
Patricia M. Flynn	Over $100,000	Over $100,000
William A. Hawkins	$1-$10,000*	Over $100,000
Catherine James Paglia	$1-$10,000	Over $100,000
Leroy C. Richie	Over $100,000	Over $100,000
Alison Taunton-Rigby	$1-$10,000	Over $100,000

Interested Director
William F. Truscott	$10,001-$50,000	Over $100,000

*	Mr. Hawkins became a Director effective March 2, 2015. The value of the equity securities of the Corporation is shown as of that date.

As of December 31, 2014, all Directors and officers of the Corporation as a group beneficially owned less than 1% of the Corporation’s Common Stock, and did not own shares of the Corporation’s Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended 2014, as a result of an administrative error, fractional shares of Tri-Continental common stock were sold in connection with the transfer of Ms. Catherine James Paglia’s brokerage account from one firm to another. Because the sale of the fractional shares was not expressly authorized by Ms. Paglia, a late Form 4 was filed after she became aware of the transaction.

Responsibilities of Board with respect to management of the Corporation

The Board is chaired by an independent Director who has significant additional responsibilities compared to the other Board members, including, among other things: setting the agenda for Board meetings, communicating and meeting regularly with Board members between Board and committee meetings on Corporation-related matters with the Corporation’s Chief Compliance Officer (“CCO”), counsel to the independent Directors, and representatives of the Corporation’s service providers and overseeing Board Services Corporation.

The Board initially approves an Investment Management Services Agreement (the “Management Agreement”) and other contracts with the Manager and its affiliates, and other service providers. The Management Agreement was most recently re-approved by the Board at a meeting held in April 2014. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and stockholder services. Annually, the Board evaluates the services received under the contracts by reviewing, among other things, reports covering investment performance, stockholder services, marketing, and the Manager’s profitability in order to determine whether to continue existing contracts or negotiate new contracts. The Manager is responsible for day-to-day management and administration of the Corporation and management of the risks that arise from the Corporation’s investments and operations. The Board’s oversight of the Manager and other service providers in the operation of the Corporation includes oversight with respect to various risk management functions. The Corporation is subject to a number of risks, including investment, compliance, operational, and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of the Manager and other service providers (depending on the nature of the risk) who carry out the Corporation’s investment management and business affairs. Each of the Manager and other service providers has its own, independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models.

Risk oversight forms part of the Board’s general oversight of the Corporation and is addressed as part of various Board and Committee activities. As part of its regular oversight of the Corporation, the Board, directly or through a committee, interacts with and reviews reports from, among others, the Manager, the independent registered public accounting firm for the Corporation, and internal auditors for the Manager or its affiliates, as appropriate, regarding risks faced by the Corporation and relevant risk functions. The Board also meets periodically with the Corporation’s CCO, to receive reports regarding the compliance of the Corporation and its principal service providers with the federal securities laws and their internal compliance policies and procedures. The Board, with the assistance of the Investment Review Committee, reviews investment policies in connection with its review of the Corporation’s performance, and meets periodically with the portfolio managers of the Corporation to receive reports regarding the management of the Corporation, including various investment risks. As part of the Board’s periodic review of the Corporation’s advisory and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. In addition, the Board oversees processes that are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. The Board of Directors met 8 times during the year ended December 31, 2014.

Committees of the Board

The Board has organized the following standing committees to facilitate its work: Board Governance Committee, Compliance Committee, Contracts Committee, Executive Committee, Investment Review Committee and Audit Committee. These Committees are comprised solely of Directors who are not “interested persons” of the Corporation as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (i.e., they are independent directors). The table above describing each Director also includes their respective committee memberships. The duties of these committees are described below.

Mr. Carmichael, as Chair of the Board, acts as a point of contact between the independent Directors and the Manager between Board meetings in respect of general matters.

Board Governance Committee.    Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board’s performance. The committee also reviews candidates for Board membership, including candidates recommended by stockholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Board Chair in relation to furthering the interests of the Corporation and other funds in the Columbia Family of Funds overseen by the Board and their shareholders on external matters

To be considered as a candidate for Director, recommendations must include a curriculum vitae and be mailed to the Chair of the Board, Columbia Family of Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, Minnesota 55402-3268. To be timely for consideration by the committee, the submission, including all required information, must be submitted in writing not less than 120 days before the date of the proxy statement for the previous year’s annual meeting of stockholders. The committee will consider only one candidate submitted by such a stockholder or group for nomination for election at a meeting of stockholders. The committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews. Stockholders who wish to submit a candidate for nomination directly to the Corporation’s stockholders must follow the procedures described in the Corporation’s Bylaws, as posted to the website www.columbiamanagement.com.

The committee will consider and evaluate candidates submitted by the nominating stockholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The committee may take into account a wide variety of factors in considering Director candidates, including (but not limited to): (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director or senior officer of other public or private companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Corporation; (vii) the candidate’s ability to qualify as an independent director; and (viii) such other criteria as the committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Members of the committee (and/or the Board) also meet personally with each nominee to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment. Although the Board does not have a formal diversity policy, the Board endeavors to comprise itself of members with a broad mix of professional and personal backgrounds. Thus, the committee and the Board accorded particular weight to the individual professional background of each independent Director.

The Board believes that the Corporation is well-served by a Board, the membership of which consists of persons that represent a broad mix of professional and personal backgrounds. In considering nominations, the Committee takes the following matrix into account in assessing how a candidate’s professional background (which is reflected in the biographical information included in the “Directors” table above) would fit into the mix of experiences represented by the then-current independent Board.

PROFESSIONAL BACKGROUND
Name	Geographic	For Profit CIO/CFO; CEO/COO	Non-Profit; Government; CEO	Investment	Legal; Regulatory	Political	Academic	Audit Committee; Financial Expert
Blatz	MN		X		X	X
Carlton	NY			X	X			X
Carmichael	IL	X	X	X	X			X
Flynn	MA						X
Hawkins	CA	X		X				X
Paglia	NY	X		X				X
Richie	MI	X	X		X
Taunton-Rigby	MA	X		X				X

With respect to the Board membership of Mr. Truscott, who is not an independent Director, the committee and the Board have concluded that having a senior member of the Manager serve on the Board can facilitate increased access to information regarding the Corporation’s Manager for the independent Directors, which is the Corporation’s most significant service provider. The committee held 6 meetings during the fiscal year ended December 31, 2014.

Compliance Committee.    Supports the Corporation’s maintenance of a strong compliance program by providing a forum for independent Directors to consider compliance matters impacting the Corporation or its key service providers; developing and implementing, in coordination with the CCO, a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Corporation’s CCO to meet with independent Directors on a regular basis to discuss compliance matters. The committee held 5 meetings during the fiscal year ended December 31, 2014.

Contracts Committee.    Reviews and oversees the contractual relationships with service providers. Receives and analyzes reports covering the level and quality of services provided under contracts with the Corporation and advises the Board regarding actions taken on these contracts during the annual review process. Reviews and considers, on behalf of all Directors, the Corporation’s investment advisory and administrative services contracts to assist the Directors in fulfilling their responsibilities relating to the Board’s evaluation and consideration of these arrangements. The committee held 6 meetings during the fiscal year ended December 31, 2014.

Executive Committee.    Acts, as needed, for the Board between meetings of the Board. The committee held 1 meeting during the fiscal year ended December 31, 2014.

Investment Review Committee.    Reviews and oversees the management of the Corporation’s assets. Considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board. The committee held 6 meetings during the fiscal year ended December 31, 2014.

Audit Committee.    Oversees the accounting and financial reporting processes of the Corporation and internal controls over financial reporting. Oversees the quality and integrity of the Corporation’s financial statements and independent audits, as well as the Corporation’s compliance with legal and regulatory requirements relating to the Corporation’s accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Corporation’s independent registered public accounting firm (i.e., independent auditors) and reviews and evaluates the qualifications, independence and performance of the auditor. The committee oversees the Corporation’s risks by, among other things, meeting with management’s internal auditors, establishing procedures for the confidential, anonymous submission by employees of concerns about accounting or audit matters, and overseeing the Corporation’s Disclosure Controls and Procedures. This Committee acts as a liaison between the independent auditors and the full Board and must prepare an audit committee report. This Committee operates pursuant to a written charter, a copy of which is available at www.columbiamanagement.com. The members of this committee are “independent” as required by applicable listing standards of the New York Stock Exchange. The report of the Audit Committee, as approved by the Board on February 23, 2015, is attached to this Proxy Statement as Appendix 1. The committee held 7 meetings during the fiscal year ended December 31, 2014.

Procedures for Communications to the Board of Directors

The Board of Directors has adopted a process for stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a stockholder must send written communications to Board Services Corporation, 901 Marquette Avenue South, Suite 2801, Minneapolis, Minnesota 55402, addressed to the Board of Directors of Tri-Continental Corporation or the individual Director.

Executive Officers of the Corporation

Information with respect to Executive Officers, other than Mr. Truscott who is a Senior Vice President, is as follows:

Name, Address, Year of Birth	Position with Corporation and Length of Time Served*	Principal Occupation During Last Five Years
Christopher O. Petersen 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1970	President and Principal Executive Officer (2015)	Vice President and Lead Chief Counsel, Ameriprise Financial, Inc. since January 2015 (previously, Vice President and Chief Counsel, January 2010 — December 2014, and Vice President and Group Counsel or Lead Counsel, 2004 — January 2010); officer of Columbia Funds and affiliated funds since 2007.

Michael G. Clarke 225 Franklin Street Boston, MA 02110 Born 1969	Treasurer and Chief Financial Officer (2011)	Vice President — Mutual Fund Administration, Columbia Management Investment Advisers, LLC since May 2010; Managing Director of Fund Administration, Columbia Management Advisors, LLC, September 2004 — April 2010; senior officer of Columbia Funds and affiliated funds since 2002.

Paul B. Goucher 100 Park Avenue New York, NY 10017 Born 1968	Senior Vice President (2011), Chief Legal Officer (2015) and Assistant Secretary (2008)	Vice President and Lead Chief Counsel, Ameriprise Financial, Inc. since November 2008 and January 2013, respectively (previously Chief Counsel, January 2010 — January 2013, and Group Counsel, November 2008 — January 2010).

Thomas P. McGuire 225 Franklin Street Boston, MA 02110 Born 1972	Vice President and Chief Compliance Officer (2012)	Vice President — Asset Management Compliance, Ameriprise Financial, Inc. since May 2010; Chief Compliance Officer, Ameriprise Certificate Company since September 2010; Compliance Executive, Bank of America, 2005 — April 2010.

Colin Moore 225 Franklin Street Boston, MA 02110 Born 1958	Senior Vice President (2010)	Executive Vice President and Global Chief Investment Officer, Ameriprise Financial, Inc. since July 2013; Director and Global Chief Investment Officer, Columbia Management Investment Advisers, LLC since May 2010; Manager, Managing Director and Chief Investment Officer, Columbia Management Advisors, LLC, 2007 — April 2010.

Michael E. DeFao 225 Franklin Street Boston, MA 02110 Born 1968	Vice President (2011) and Assistant Secretary (2010)	Vice President and Chief Counsel, Ameriprise Financial, Inc. since May 2010; Associate General Counsel, Bank of America, 2005 — April 2010.

Joseph F. DiMaria 225 Franklin Street Boston, MA 02110 Born 1968	Vice President (2011), Assistant Treasurer (2012) and Chief Accounting Officer (2008)	Vice President — Mutual Fund Treasurer, Columbia Management Investment Advisers, LLC since May 2010; Director of Fund Administration, Columbia Management Advisors, LLC, 2006 — April 2010.

Name, Address, Year of Birth	Position with Corporation and Length of Time Served*	Principal Occupation During Last Five Years

Amy Johnson 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1965	Vice President (2006)

Managing Director and Chief Operating Officer, Columbia

Management Investment Advisers, LLC since May 2010 (previously Chief Administrative Officer, 2009 — April 2010, and Vice President — Asset Management and Trust Company Services, 2006 — 2009).

Lyn Kephart-Strong 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1960	Vice President (2015)	President, Columbia Management Investment Services Corp. since October 2014; Vice President & Resolution Officer, Ameriprise Trust Company since August 2009; President, RiverSource Service Corporation, 2004 — 2010.

Ryan C. Larrenaga 225 Franklin Street Boston, MA 02110 Born 1970	Vice President and Secretary (2015)	Vice President and Group Counsel, Ameriprise Financial, Inc. since August 2011 (previously, Counsel, May 2010 — August 2011); Assistant General Counsel, Bank of America, 2005 — April 2010; officer of Columbia Funds and affiliated funds since 2005.

*	All officers are elected annually by the Board of Directors and serve until their successors are elected and qualify or their earlier resignation.

Remuneration of Directors and Officers

Total Directors’ fees paid by the Corporation to the current independent Directors for the year ended December 31, 2014 were as follows:

Number of Independent Directors	Capacity in which Remuneration was Received	Aggregate Direct Remuneration
8	Director and Member of Committees and Sub-Committees	$47,352.66

The attendance, retainer, committee and/or sub-committee fees paid to a current Director of the Corporation and from all funds in the Columbia Family of Funds (in their capacity as director/trustee of such funds) during the year ended December 31, 2014 was as follows:

Name	Aggregate Compensation From Corporation	Pension or Retirement Benefits Accrued as Part of Corporation Expenses	Total Compensation From Corporation and Columbia Family of Funds(a)
Kathleen Blatz	$6,766.26	-0-	$275,000
Pamela G. Carlton	6,766.26	-0-	270,000
William P. Carmichael(b)	6,755.10	-0-	395,000
Patricia M. Flynn(b)	6,766.26	-0-	270,000
William A. Hawkins(c)	0	-0-	275,000
Catherine James Paglia(b)	6,766.26	-0-	290,000
Leroy C. Richie	6,766.26	-0-	272,500
Alison Taunton-Rigby(b)	6,766.26	-0-	270,000

(a)

For the year ended December 31, 2014, there were 132 portfolios in the Columbia Family of Funds, including the Corporation, overseen by the Directors, except for Mr. Truscott, who served 189 portfolios.

(b)

Mr. Carmichael, Ms. Flynn, Ms. Paglia and Ms. Taunton-Rigby elected to defer a portion of the total compensation payable during the period in the amount of $1,688.78, $6,766.26, $3,383.13 and $6,766.26, respectively.

(c)	Mr. Hawkins became a Director of the Corporation on March 2, 2015. Prior to such date and currently he serves on the boards of directors/trustees of other funds in the Columbia Family of Funds.

No compensation is paid by the Corporation or other funds in the Columbia Family of Funds to Directors or officers of the Corporation or other funds in the Columbia Family of Funds, as applicable, who are employees or officers of the Manager or its affiliates.

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chairman of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals’ advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because of the demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other fund complexes of comparable size and, in doing so, they seek to set their compensation from the Columbia fund complex at a level that approximates or is lower than the median level of compensation paid by such other comparable complexes. In determining the compensation paid to the Chairman, the independent Board members take into account, among other things, the Chairman’s significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Corporation’s CCO, counsel to the independent Board members, and the Corporation’s service providers), which result in a significantly greater time commitment required of the Chairman. The Chairman’s compensation, therefore, has generally been set at a higher level than the other independent Board members.

The independent Board members, other than the Board Chairman, are paid an annual retainer of $190,000 with respect to all funds in the Columbia Family of Funds overseen by them, $10,000 of which is allocated from the Corporation and one other closed-end fund (collectively, the “Closed-End Funds”) based, in part, on the relative assets of the Closed-End Funds. The Independent Trustees also receive the following compensation from funds in the Columbia Family of Funds other than the Closed-End Funds: committee Chairs each receive an additional annual retainer of $20,000 and sub-committee chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day for in-person Board meetings and $2,500 per day for in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special meetings conducted by telephone. The Board’s Chairman will receive total annual cash compensation of $410,000, of which $10,000 is allocated from the Closed-End Funds.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the “Deferred Plan”). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if it had been invested in shares of one or more of the funds in the Columbia Family of Funds, and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on the Corporation’s assets and liabilities.

The Corporation’s Bylaws require each Director to be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of a Director.

Your Board of Directors Unanimously Recommends that the Stockholders Vote

FOR

the Election of Each of the Nominees to Serve as Director of the Corporation.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

On January 28, 2015, the Audit Committee of the Board of Directors recommended and the Board of Directors, including a majority of those members who are not “interested persons” of the Corporation (as defined in the 1940 Act), approved PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm to serve as auditors of the Corporation for 2015. PwC began service as the Corporation’s independent registered public accounting firm effective in the third quarter of 2012.

Neither the Corporation’s Charter nor its Bylaws require that stockholders ratify the selection of PwC as the Corporation’s independent registered public accounting firm. The Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain PwC, but may determine to nonetheless retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may change the selection at any time during the year if they determine that such change would be in the best interests of the Corporation. It is intended that the persons named in the accompanying form of proxy will vote FOR the ratification of the selection of PwC. A representative of PwC will be in attendance at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

PwC, in accordance with Public Company Accounting Oversight Board Rule 3526, has confirmed to the Audit Committee that they are independent accountants with respect to the Corporation.

PwC has audited the 2014 annual financial statements of the Corporation and provided tax and other non-audit services to the Corporation. PwC has also rendered audit and non-audit services to the Manager and other entities controlling, controlled by, or under common control with the Manager (together, the “Affiliated Service Providers”).

In making its recommendation, the Audit Committee considered whether the provision by PwC to the Corporation of non-audit services or of professional services to the Affiliated Service Providers is compatible with maintaining the accountants’ independence and has discussed the accountants’ independence with them.

Principal Accountant Fees and Services

Unless otherwise indicated, aggregate fees billed to the Corporation for professional services provided to the Corporation for 2014 and 2013 by PwC were as follows:

	2014	2013
AUDIT FEES*	$37,000	$37,000
AUDIT-RELATED FEES*	400	400
TAX FEES* ALL OTHER FEES*	3,710 —	5,760 —

*	100% of the services performed during 2014 and 2013 were pre-approved by the Audit Committee.

Audit fees include amounts related to the audit of the Corporation’s annual financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit-related fees are for audit-related services related to the Corporation’s semi-annual financial statements. Tax fees include amounts related to tax compliance services rendered for the Corporation.

The Audit Committee is required to pre-approve audit and non-audit services performed for the Corporation by PwC. The Audit Committee also is required to pre-approve certain non-audit services performed for Columbia Management or any entity controlling, controlled by, or under common control with Columbia Management that provide services to the Corporation and such services are directly related to the operations and financial reporting of the Corporation. Amounts pre-approved for such services were $325,000 in 2014 and $135,000 in 2013, primarily for internal controls reviews. The Audit Committee pre-approves permitted services at each regularly scheduled meeting, as needed. In instances where a permitted service requires pre-approval prior to a regularly scheduled meeting, pre-approval authority is delegated to Ms. Carlton (the Committee Chair). Any such pre-approval decision is reported to the Audit Committee at its next scheduled meeting. Notwithstanding the foregoing, under certain circumstances, preapproval of non-audit services of de minimis amount is not required.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PwC as independent registered public accounting firm for the Corporation.

Your Board of Directors Unanimously Recommends that the Stockholders Vote

FOR

the Ratification of the Selection of PricewaterhouseCoopers LLP as

Independent Registered Public Accounting Firm for the Corporation.

Proposal 3

Other Matters

Tri-Continental has received one proposal from a Stockholder for inclusion in this year’s proxy materials, which is set forth below.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL.

THE BOARD’S REASONING IS SET FORTH FOLLOWING THE STOCKHOLDER PROPOSAL IN A STATEMENT IN OPPOSITION. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE STOCKHOLDER PROPOSAL, THE STOCKHOLDER’S SUPPORTING STATEMENT, AND

THE BOARD’S STATEMENT IN OPPOSITION.

TRI-CONTINENTAL IS NOT RESPONSIBLE FOR THE CONTENTS OF THE STOCKHOLDER’S PROPOSAL OR THE SUPPORTING STATEMENT.

The Stockholder proposal and supporting statement as submitted by

Special Opportunities Fund, Inc., 615 East Michigan Street, Milwaukee, WI 53202, is as follows:

RESOLVED: The shareholders of Tri-Continental Corporation (the Fund) request that the Board of Directors authorize a self-tender offer for all outstanding common shares of the Fund at or close to net asset value (NAV). If more than 50% of the Fund’s outstanding common shares are submitted for tender, the tender offer should be cancelled and the Fund should be liquidated or converted into an exchange traded fund (ETF) or an open-end mutual fund.

SUPPORTING STATEMENT

For the ten year period ending June 30, 2014, the Fund’s NAV (6.29% per annum) has significantly underperformed its benchmark, the S&P 500 Index (7.78% per annum). Moreover, the common shares of the Fund have traded at a double-digit discount to NAV for more than five years and the discount is currently about 14%, one of the widest discounts in the closed-end fund universe.

As they say, facts are stubborn things. And, in light of these unpleasant facts, we think it is appropriate for the Board of Directors to authorize a self-tender offer for the Fund’s common shares at or close to NAV to afford shareholders an opportunity to receive a price closer to NAV for their shares. If a majority of the Fund’s outstanding common shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund in its closed-end format. In that case, the tender offer should be cancelled and the Fund should be liquidated or converted into an ETF or an open-end mutual fund.

If you agree that it is time to implement measures to address the Fund’s long term underperformance and its persistent double-digit discount, please vote for this (non-binding) proposal.

BOARD’S STATEMENT IN OPPOSITION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

AGAINST

THE ABOVE STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW.

SUMMARY

Tri-Continental was organized in 1929 and has operated successfully as a closed-end investment company, providing investors with a good investment for 85 years. Over the past six years since Tri-Continental entered into a then-new investment management services agreement with what is now Columbia Management, Tri-Continental has generated favorable returns for Stockholders. For the following reasons, which are further described below, the members of your Board (who are fellow Stockholders) unanimously and strongly urge Stockholders to vote against the proposal submitted by Special Opportunities Fund, lnc. (SPE):

•

The proposal, in our view, seeks to benefit short-term investors, such as activist investors, who are looking for a quick trading profit and does not take into consideration the interests of Tri-Continental’s long-term investors;

•

Tri-Continental has posted solid investment performance and increased annual distributions since Columbia Management’s team took over portfolio management in 2010 (10-year returns include performance of Tri-Continental’s predecessor investment adviser);

•	Tri-Continental Stockholders have strongly rejected open-ending type proposals on nine prior occasions;
•

Tri-Continental’s experience with two tender offers demonstrates that, in its case (i) tender offers provided only a short-term narrowing of the discount, and (ii) while the tender offers were available to all Stockholders, both offers were undersubscribed, with long-term Stockholders choosing to continue their investment while many other investors, including activist investors seeking a short-term profit from the tender offers, tendered their shares;

•	The Board regularly reviews Tri-Continental’s discount and matters relating to it or that may impact it, including Tri-Continental’s stock repurchase program and distribution policy;
•	There are advantages to Tri-Continental and Stockholders to Tri-Continental continuing in its closed-end fund structure;
•

There are costs associated with each aspect of the Stockholder proposal — costs that would be borne by common Stockholders — and conversion of Tri-Continental to an ETF or open-end fund would jeopardize Tri-Continental’s relatively low expense ratio;

•	Existing tax benefits of Tri-Continental’s capital loss carryforwards would be lost if Tri-Continental liquidates and likely would be lost if Tri-Continental converts to an open-end fund or ETF; and
•

Repurchases under a tender offer or redemptions if Tri-Continental became an open-end fund or ETF could force the sale of portfolio securities in amounts and at times that result in unfavorable prices.

Like Tri-Continental, SPE is a closed-end fund. SPE is chaired by Phillip Goldstein, a known closed-end fund activist investor who is also a Principal of SPE’s investment adviser, Bulldog Investors, LLC (Bulldog).

Mr. Goldstein and Bulldog have submitted many proposals to closed-end funds over the years with the objective, in our view, of seeking a quick trading profit and, in the case of Tri-Continental, without consideration of the interests of its long-term investors. The tender offer proposal, coupled with a proposal to convert Tri-Continental to an ETF or open-end fund or liquidate, is substantively similar to proposals that Tri-Continental has received over the years to convert to an open-end fund. Tri-Continental Stockholders have routinely rejected open-ending type proposals on nine prior occasions. Most recently, in 1999, 1998, 1997, 1996 and 1995, open-ending type proposals were rejected by 85%, 84%, 83%, 83% and 87%, respectively, of the votes cast by Stockholders.

We think SPE’s proposal is focused on only one goal at any cost: to obtain NAV for its shares of Tri-Continental common stock for the benefit of SPE Stockholders.

Mr. Goldstein’s open agenda is to seek to have Tri-Continental conduct massive tender offers, open-end/convert to an ETF, or liquidate. Neither SPE, nor Mr. Goldstein, nor Bulldog has any fiduciary duty to act in the best interests of Tri-Continental. However, your Board does have such a duty and it takes that duty seriously. Based on our experience, we believe tender offers for shares of a closed-end fund usually provide only short-term profits for investors like SPE and Mr. Goldstein at the expense of the long-term interests of all Stockholders.

In keeping with your Board’s fiduciary duties, over the past years, your Board has authorized significant changes to Tri-Continental with the goal of raising Tri-Continental’s investment performance and its distribution yield, while also supporting measures aimed at addressing the discount.

ADDITIONAL INFORMATION

The Summary above provides an overview of the reasons the Board is recommending that Stockholders vote against the Stockholder proposal. Set forth below is additional information for review that provides more detail regarding the reasoning for the Board’s recommendation.

Tri-Continental’s Investment Performance

In 2008, your Board approved, and Tri-Continental Stockholders supported, a new investment management agreement with Tri-Continental in connection with the 2008 acquisition of Tri-Continental’s former investment adviser, J. & W. Seligman & Co. Incorporated (Seligman), by Columbia Management’s parent company, Ameriprise Financial. Since the Seligman days, much has changed with respect to Tri-Continental, including:

New Portfolio Management:    Columbia Management’s Brian Condon and his quantitative strategy team (since May 2010) and David King and his flexible capital and income strategy team (since April 2011) have provided stability and valuable and extensive investment experience to the everyday management of Tri-Continental’s portfolio. Messrs. Condon and King have 21 and 31 years of investment experience, respectively, and are primarily supported by two investment professionals averaging almost 20 years of investment experience, while leveraging the expertise of 30 Columbia Management equity and fixed income research analysts. While Mr. Condon typically invests in large cap stocks utilizing quantitative investment methods, Mr. King’s strategy seeks to invest across issuer capital structures, which, in addition to stocks, include bonds and convertible securities.

Solid Investment Performance:    Columbia Management has reinvigorated Tri-Continental’s performance, posting solid three- and five-year returns. Mr. Goldstein focuses only on Tri-Continental’s 10-year returns (as of June 30, 2014), overlooking that a very significant portion of these returns predates Columbia Management’s service as investment adviser to Tri-Continental.

Tri-Continental’s returns are noted below (updated through December 31, 2014) and are compared to a blended index (reflective of Tri-Continental portfolio managers’ investments across issuer capital structures) and the S&P 500 Index (a broad-based index of US large cap stocks, which has been, historically, an emphasis within Tri-Continental’s portfolio). Returns reflect reinvestment of distributions.

For Period Ending December 31, 2014
	1 Year	3 Years	5 Years	10 Years	Since the Current Portfolio Management Team Commenced Serving together (4/14/2011) Annualized
NAV per Common Share	11.09%	18.16%	15.95%	5.78%	14.61%
Market Price per Common Share	11.11%	18.90%	16.66%	6.14%	14.87%
Blended Benchmark*	11.44%	17.26%	13.51%	7.48%	12.81%
S&P 500 Index	13.69%	20.41%	15.45%	7.67%	15.29%

*	Tri-Continental’s Blended Benchmark is comprised of 50% S&P 500 Index; 16.67% Russell 1000 Value Index; 16.67% Barclays U.S. Corporate Investment Grade & High Yield Index; and 16.67% Barclays U.S. Convertible Composite Index. Past performance is no guarantee of future results.

Tri-Continental’s Distribution Amounts

Tri-Continental has paid dividends for 70 consecutive years. In January 2009, Tri-Continental moved from a level rate distribution policy (which sought to pay a fixed rate per quarter) to its current earned distribution policy (paying dividends based upon actual earnings). In recognition of the continued importance of yield, your Directors have also authorized changes to Tri-Continental’s investment strategy, particularly, the addition of Mr. King and his flexible capital and income strategy, with the goal of seeking a better yield in the current low interest rate environment. The chart below shows that Tri-Continental has been steadily increasing its common stock distribution amounts over the past several years.

	Tri-Continental Distributions on Common Stock (Calendar Years)
	2014	2013	2012	2011
Total Distribution in $ Per Share of Common Stock	$0.7505	$0.676	$0.60	$0.275
Distribution Yield based on NAV per common share on 12/31	3.03%	2.94%	3.20%	1.64%
Distribution Yield based on Market Price per common share on 12/31	3.51%	3.40%	3.74%	1.93%

Past distribution amounts are no guarantee of future results.

Tri-Continental’s Experience with Tender Offers

Tri-Continental’s experience with tender offers supports our view that a significant percentage of investors in Tri-Continental are likely to be longer-term investors and are not seeking a quick trading profit from the near-term narrowing of the trading discount between Tri-Continental’s NAV per share and its market price. In two separate tender offers conducted by Tri-Continental in 2008 and 2009, both offers were undersubscribed and, although available to all Stockholders, appear to have been used by many investors who were not long-term investors, such as activist investors seeking to profit from short-term arbitrage strategies. The first tender offer was an in-kind offer for 35% of Tri-Continental’s outstanding common shares at 99.25% of the NAV; only 24.4% of outstanding common shares were tendered. The second tender offer, which commenced shortly after the first, was a cash offer for 12.5% of Tri-Continental’s outstanding common shares at 99.25% of the NAV; only 11.7% of the outstanding common shares were tendered. While the tender offers resulted in a short-term narrowing of Tri-Continental’s discount, they did not prove to be a long term solution for Tri-Continental’s long term Stockholders. And the loss of assets via the tender offers contributed to some amount of increase in Tri-Continental’s expense ratio post-completion of the tender offers. While the tender offers each had a pronounced narrowing effect on Tri-Continental’s discount, noteworthy are the widenings in Tri-Continental’s discount that occurred after the offers were completed.

Tri-Continental’s Discount (and Discounts Generally)

Your Directors have been and remain focused on Tri-Continental’s discount. At each of its regularly scheduled Board meetings, the Board reviews the discount and the discounts of closed-end funds in Tri-Continental’s competitor universe, observing that discounts/premiums for closed-end funds generally have tended to fluctuate over a wide range, and that Tri-Continental’s discount generally has been in line with discounts of certain key competitor funds. The Board intends to continue to review these matters on an ongoing basis.

Despite years of analysis and research by industry experts and academics, there is no generally accepted explanation for closed-end fund discount/premium fluctuations. Moreover, they point to no single determinant to explain why closed-end funds sell at a discount or a premium. That said, with Tri-Continental’s discount in mind, your Board with respect to Tri-Continental has:

Renewed its Stock Repurchase Program.    Annually the Board considers, and most recently in January 2015, the Board considered and renewed Tri-Continental’s stock repurchase program, which specifies that the amount of Tri-Continental’s outstanding common stock that may be repurchased from Stockholders and in the open market will be 5%, provided that, with respect to shares purchased in the open market, the discount must be greater than 10%. The program is designed to increase the NAV for all of Tri-Continental’s outstanding common shares, benefiting all Stockholders. The net effect of the repurchase program has been to increase Tri-Continental’s NAV by an average of approximately $0.06 per share per year since 2009. Also, the program is designed to reduce the dilutive impact of additional shares being issued during the course of the year from reinvestment of distributions, while adding to the overall liquidity of Tri-Continental shares in the market.

Considered Matters Relating to its Distribution Policy.    Prior to January 2009, Tri-Continental had a level rate distribution policy, but various factors led to the Board’s determination to move to the current earned distribution policy, including that, in certain situations, returns of capital distributions (which were a component of the level rate distributions from Tri-Continental) could be taxable for federal income tax purposes, and all or a portion of the substantial benefit of Tri-Continental’s capital loss carryforwards from prior years would effectively be forfeited. For Stockholders who hold their shares in taxable accounts, the capital loss carryforwards offer a significant benefit because they shelter capital gains that are being realized currently from becoming taxable distributions. Expiration of Tri-Continental’s capital loss carryforwards (currently, in 2017) and various other factors, including market conditions, could warrant further consideration by your Board of a level rate or a managed distribution policy for Tri-Continental. Additionally, the existing tax benefits of capital loss carryforwards of approximately $285 million would be lost if Tri-Continental liquidates and likely would be lost if Tri-Continental converts to an open-end fund or ETF. Also, under the current earned distribution policy, Tri-Continental, as noted above, has been steadily increasing its common stock distribution amounts over the past several years.

Why Closed-End Funds, and Why Tri-Continental for Your Continued Investment Needs

Tri-Continental has provided generations of Stockholders with returns as a closed-end investment company. Closed-end funds have a fixed amount of capital. As a result, portfolio managers of a closed-end fund are not burdened by non-investment considerations such as continuous sales or redemptions of shares or the need to raise cash driven by tender offers, and virtually all of a closed-end fund’s net assets may be invested in securities of any type, including those that may be less liquid. However, open-end funds and ETFs must seek to maintain cash reserves to provide for shareholder redemptions in amounts that cannot be anticipated and may occur at inopportune times, such as in down markets. Purchases and redemptions of mutual fund or ETF shares can be affected by investor psychology and sentiment as well as market and economic factors and can be volatile and unpredictable.

Significant redemptions could adversely affect the performance of Tri-Continental in several ways if it were to conduct a tender offer or convert to an open-end fund or ETF: repurchases under a tender offer or redemptions if Tri-Continental became an open-end fund or ETF could force the sale of portfolio securities in amounts and at times that result in unfavorable prices and, therefore, could be least advantageous for non-tendering/non-redeeming Stockholders; and could force Tri-Continental to realize capital gains that would not otherwise be realized (should Tri-Continental have used its available capital loss carryforwards), with unfavorable tax consequences to many continuing Stockholders.

Further, certain portfolio liquidity thresholds would have to be maintained against the possibility of continuing redemptions if Tri-Continental were to convert to an open-end fund. Similarly, structuring Tri-Continental as an ETF would also require consideration as to the nature of Tri-Continental’s holdings due to the fact that shares may also be tendered for a basket of Tri-Continental’s securities and/or cash. As an open-end fund or ETF, liquidity concerns and SEC requirements would constrain the portion of Tri-Continental’s assets that could be invested in less liquid or illiquid securities that may be highly attractive from an investment point of view. Moreover, long-term Tri-Continental Stockholders could find that their money was invested in an entity with many characteristics different from — and possibly less attractive than — the one in which they had purchased shares.

If Tri-Continental were to convert to an open-end fund or an ETF, Tri-Continental could find it necessary to make arrangements to sell new shares to offset redemptions. This could include adopting a “Rule 12b-1 plan,” pursuant to which a fee would effectively be charged to outstanding shares, in order to discourage redemptions and encourage sales. Implementation of such a plan (which requires Stockholder approval) would materially increase Tri-Continental’s expense ratio, and may not prove successful in discouraging redemptions and encouraging sales, thereby creating further potential for increased Stockholder expenses.

Because a portion of Tri-Continental’s operating expenses remain relatively constant as assets expand or contract (as a closed-end fund, assets fluctuate mainly as a result of market price fluctuations), Tri-Continental’s expense ratio (the ratio of operating expenses to average net assets) would increase as redemptions or repurchases took place. Additionally, continuous sales and redemptions of Tri-Continental’s shares if Tri-Continental were to become an open-end fund or ETF could result in increased Stockholder service/transfer agency costs, which could also increase Tri-Continental’s expense ratio. An increase in Tri-Continental’s expense ratio would have a direct adverse effect on Tri-Continental’s dividend yield and total return.

Also, Tri-Continental has outstanding both preferred stock and warrants to purchase common stock. To the extent that the rate of the dividends paid on the preferred stock is less than the return on Tri-Continental’s investments, and so long as the warrants remain unexercised, the return to holders of common stock is increased. If Tri-Continental were to convert to open-end fund or ETF or even liquidate, the preferred stock would have to be redeemed, resulting in an outflow of capital to pay for the redemptions, and the outstanding warrants would need to be accounted for, including through a possible redemption. It is not even legally clear whether it would be possible to redeem the outstanding warrants or make other appropriate provisions to protect the warrantholders. Tri-Continental’s charter does not provide for redemption of the warrants under any circumstances.

Even assuming these issues could be resolved, the costs associated with the process of conversion to an open-end fund or ETF, as well as any tender offer, including the costs of obtaining Stockholder approval, legal expenses, potential negative tax consequences, and accounting and related printing costs, would be significant. These costs would be borne by the Common Stockholders.

In approving Tri-Continental’s current investment management services agreement with Columbia Management, the Board took into account that Tri-Continental’s total expense ratio (0.49%, and 0.63% including the impact of dividends on preferred stock, as of December 31, 2014) was below its peer universe’s median expense ratio, and that the investment management fee rate paid by Tri-Continental (0.36%) was significantly below that of the median rate paid by the peer universe. The benefit of Tri-Continental’s low total expense ratio to Stockholders would be jeopardized by a tender offer or conversion to an open-end fund or ETF.

Tri-Continental’s Stockholders Understand Discounts and Prefer a Closed-End Fund Structure

Although SPE and Mr. Goldstein present their proposal as a tender offer, SPE’s proposal is similar to an open-ending proposal, except that a tender offer would solely be for the benefit of those Stockholders who elect to tender their shares and of no benefit to those Stockholders who wish to remain as Stockholders of Tri-Continental. As noted above, Tri-Continental Stockholders have overwhelmingly rejected several such open-ending type proposals in the past. Given the many investment options available to the investing public, the Board believes long-term investors holding and purchasing shares of Tri-Continental do so because Tri-Continental is a closed-end fund and its long-term investment track record, which includes the solid, recent investment performance achieved by Columbia Management investment professionals. While SPE appears to have first purchased Tri-Continental common stock in 2010, this short-term holding period pales in comparison to many of Tri-Continental investors that, today, have made Tri-Continental one of the largest publicly-traded, diversified closed-end investment companies, while also being among the oldest in continuous existence.

Your Directors believe that there is an important continuing service to be provided to Stockholders and the investing public by Tri-Continental continuing as a large and broadly diversified closed-end fund. While trading discounts may be impacted by matters not fully within the control of Tri-Continental (e.g., markets can be fickle), your Board and Columbia Management, while being mindful of Tri-Continental’s discount, have also focused on other matters that have a significant impact on Tri-Continental — that being the investment performance and distribution yield of Tri-Continental. In this regard, your Directors believe that the underlying performance of Tri-Continental is more important than eliminating the discount. We believe premiums and discounts are short-term indicators and thus are likely not significant to the long term investor.

Your vote against the proposal will help to assure that Tri-Continental continues to serve the long-term interest of all its Stockholders and not just those Stockholders who, in our view, are only looking for a short-term trading profit.

This proposal will not be considered to have passed unless the votes cast in favor of such proposal exceed the votes cast against it. If passed, the proposal would not in itself result in any action, but would simply amount to a request for consideration by the Board. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

AGAINST

THE STOCKHOLDER PROPOSAL.

* * * * * * * * * * * * * * *

The Corporation knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote in accordance with their discretion on such matters.

Notice is hereby given that, under the Securities Exchange Act’s stockholder proposal rule (Rule 14a-8), any stockholder proposal that may properly be included in the proxy solicitation material for the next Annual Meeting must be received by the Corporation no later than November 4, 2015. Timely notice of Stockholder proposals submitted outside of the Rule 14a-8 process must be received by the Corporation no earlier than October 5, 2015 and no later than 5:00 P.M., Eastern time, November 4, 2015 to be eligible for presentation at the 2016 Annual Meeting. The Corporation’s Bylaws require that certain information must be provided by the stockholder to the Corporation when notice of a nominee or proposal is submitted to the Corporation.

Expenses

The Corporation will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or via telephone or the internet by Directors, officers and employees of the Corporation, the Manager, Columbia Management Investment Distributors, Inc. and CMIS, and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their beneficial owners. The Corporation has engaged Georgeson Inc., 480 Washington Blvd, 26th Floor, Jersey City, New Jersey 07310, to assist in soliciting proxies for a fee of $10,000, plus expenses.

By order of the Board of Directors,

Ryan C. Larrenaga
Secretary

It is important that your shares be voted promptly. All stockholders, including those who expect to attend the Meeting, are urged to authorize their proxy as soon as possible by accessing the internet site listed on the enclosed Proxy Card, by calling the toll-free number listed on the enclosed Proxy Card, or by mailing the enclosed Proxy Card in the enclosed return envelope, which requires no postage if mailed in the United States. To enter the Meeting, you will need to present proof of record ownership of Tri-Continental Corporation stock or, if your shares are held in street name, a proxy from the record holder.

APPENDIX 1

TRI-CONTINENTAL CORPORATION

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter that was last amended by the Corporation’s Board of Directors (“Board”) at a November 2014 meeting. The purposes of the Audit Committee are 1) (i) to oversee the accounting and financial reporting processes of the Corporation and its internal control over financial reporting; (ii) to oversee or assist Board oversight of the quality and integrity of the Corporation’s financial statements and the independent audits thereof; (iii) to oversee or assist Board oversight of the Corporation’s compliance with legal and regulatory requirements that relate to the Corporation’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) to approve the engagement of the Corporation’s independent auditors and to review and evaluate the qualifications, independence and performance of the independent auditors; and (v) to act as liaison between the independent auditors and the full Board; and 2) to prepare this report. Management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, the Corporation’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors of the Corporation. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Corporation’s independent auditors to the Manager and to any entity controlling, controlled by or under common control with the Manager that provides ongoing services to the Corporation is compatible with maintaining the auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding independence, and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Corporation and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommends the inclusion of the audited financial statements of the Corporation in the Corporation’s annual report to stockholders for the most recent fiscal period.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Pamela G. Carlton

Patricia M. Flynn

Alison Taunton-Rigby

As approved on February 23, 2015

Managed by

COLUMBIA MANAGEMENT

INVESTMENT ADVISERS, LLC,

A WHOLLY OWNED SUBSIDIARY OF

AMERIPRISE FINANCIAL, INC.

PRY240_12_001_(02/15)

Notice of Annual Meeting of Stockholders and Proxy Statement

April 13, 2015 9 a.m.

The Marquette Hotel 710 Marquette Avenue Minneapolis, MN 55402

Please authorize your proxy by telephone, by the Internet, or by mailing the enclosed Proxy Card in the enclosed return envelope which requires no postage if mailed in the United States.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON
Attend Stockholder Meeting
710 Marquette Avenue
Minneapolis, MN 55402
on April 13, 2015

Please detach at perforation before mailing.

TRI-CONTINENTAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 13, 2015	PROXY

The undersigned stockholder of Tri-Continental Corporation, a Maryland corporation (the “Corporation”), hereby appoints William P. Carmichael, Scott R. Plummer, Christopher O. Petersen, Joseph D’Alessandro and Paul B. Goucher (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Corporation, and any adjournments or postponements thereof (the “Meeting”), to be held at 9 a.m., local time, on April 13, 2015, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting and otherwise represent the undersigned at the Meeting with all the powers possessed by the undersigned if personally present at the Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxies heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees of the Board of Directors (Proposal 1), FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Corporation (Proposal 2) and AGAINST the stockholder proposal (Proposal 3). The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including, but not limited to, proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more Board proposals, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Signature and Title, if applicable

Signature (if held jointly)

Date	TY_26463_030215

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on April 13, 2015.

The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/col-26463

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES (PROPOSAL 1), “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION (PROPOSAL 2) AND AGAINST THE STOCKHOLDER PROPOSAL (PROPOSAL 3), EACH AS MORE FULLY DESCRIBED IN THE ACCOMPAYING PROXY STATEMENT.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ¢

1.	To elect four Directors:				FOR	WITHHOLD	FOR ALL
					ALL	ALL	EXCEPT

	01.	Kathleen Blatz	02.	Pamela G. Carlton	☐	☐	☐
	03.	Alison Taunton-Rigby	04.	William A. Hawkins

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below.

					FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm.				☐	☐	☐
					FOR	AGAINST	ABSTAIN
3.	Stockholder proposal regarding self-tender offer.				☐	☐	☐

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more Board proposals in the event that sufficient votes in favor of any Board proposal are not received), in the discretion of the Proxy holder.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

TY_26463_030215